Exhibit 10.38

FIFTH AMENDMENT TO LEASE

I.PARTIES AND DATE.

This Fifth Amendment to Lease (the "Amendment") dated as of February 26, 2013, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company ("Landlord"), and BROADCOM CORPORATION, a California corporation ("Tenant").
II.RECITALS.
On December 29, 2004, Landlord and Tenant entered into a lease (the "Original Lease"), which Lease was amended by a First Amendment to Lease dated June 7, 2005 (the "First Amendment"), by a Second Amendment to Lease dated April 9, 2007 (the "Second Amendment"), by a Third Amendment to Lease dated April 9, 2007 (the "Third Amendment"), and by a Fourth Amendment to Lease dated November 19, 2007 (the "Fourth Amendment"). The Original Lease, as so amendment, is referred to herein as the "Lease", and the Premises lease by Tenant pursuant to, and as more particularly defined in, the Lease is referred to herein as the "Premises".
On or about the date of this Amendment, Landlord and Tenant have executed that certain Eighth Amendment to Lease amending Landlord's and Tenant's separate lease agreement dated as of October 31, 2007 (the "2007 Lease Eighth Amendment").
Landlord and Tenant each desire to modify the Lease to make such other modifications as are set forth in "Ill. MODIFICATIONS" next below.
III.MODIFICATIONS.
A. Right to Extend the Lease. Sections 3.4 and 3.5 of the Lease, entitled "Right to Extend this Lease" and "Prevailing Market Rent", respectively, are hereby deleted in their entirety and substituted therefor shall be the following Section 3.4:
"SECTION 3.4 RIGHT TO EXTEND THE LEASE. Provided that no Event of Default exists under any provision of the Lease at the time of exercise of the extension rights granted herein, and provided Tenant has not assigned the Lease (except for this purpose only, an assignment pursuant to Section 9.4 shall not be considered an assignment), then Tenant may extend the Term of the Lease for the entire Premises for two (2) successive extension periods, the initial extension period commencing on June 1, 2017 and ending on May 31, 2018 (the "Initial Extension Period"), and the second of such extension periods commencing on June 1, 2018 and ending on May 31, 2019 (the "Second Extension Period), all on the terms and conditions provided in this Section 3.4. The Initial Extension Period and the Second Extension Period are herein collectively referred to as the "Extension Periods", and individually as an "Extension Period". It shall be a further condition of Tenant's right to exercise the Term for the Initial Extension Period that Tenant shall have exercised its right to extend the "Initial Extension Period" under the 2007 Lease Eighth Amendment; and it shall be a further condition of Tenant's right to exercise the Term for the Second Extension Period that Tenant shall have exercised its right to extend the "Second Extension Period" under the 2007 Lease Eighth Amendment.
Tenant (i) shall exercise its right to extend the Term for the Initial Extension Period by and only by delivering to Landlord, not later than May 31, 2014, Tenant's irrevocable written notice of its commitment to extend the Term for the Initial Extension Period, and (ii) shall exercise its right to extend the Term for the Second Extension Period by and only by delivering to Landlord, not later than May 31, 2015, Tenant's irrevocable written notice of its commitment to extend the Term for the Second Extension Period (each such notice, a "Commitment Notice"). Tenant's exercise of its right to extend the Term for the Initial Extension Period, as herein provided, shall be a condition precedent for Tenant's right to extend the Term for the Second Extension Period. Tenant's lease of the Premises during each of the Extension Periods shall be on the same terms and conditions set forth in the Lease, except that the Basic Rent payable under the Lease during each of the Extension Periods shall be One Million Eight Hundred Fifty One Thousand Seventy Six and Eight Tenths Dollars ($1,851,076.80) per

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Exhibit 10.38

month, based on $2.70 per rentable square foot of the Premises.
Upon receipt of a Commitment Notice, Landlord shall prepare a reasonably appropriate amendment to the Lease for the applicable Extension Period and Tenant shall execute and return same to Landlord within ten (10) days.
If Tenant fails to timely exercise either of the extension rights granted herein within the time periods expressly set forth for exercise by Tenant in the initial paragraph of this Section 3.4, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the then-scheduled Expiration Date of the Term, without any extension and without any liability to Landlord. Tenant's rights under this Section shall belong solely to Broadcom Corporation, a California corporation, and any attempted assignment or transfer of such rights (except in connection with an assignment of the Lease pursuant to Section 9.4 of the Lease) shall be void and of no force and effect. Tenant shall have no other right to extend the Term beyond the two (2) Extension Periods created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised Extension Period permitted by this Section 3.4.
B. Rent Credit. In the event that Tenant and Landlord, subsequent to the date of this Amendment, shall enter into either (i) a build-to-suit lease for facilities on property owned by Landlord and commonly known as "Planning Area 17", or (ii) an extension of the Term of this Lease for a minimum of 60 months (collectively, such build-to-suit lease or extension agreement, the "New Lease" herein), such New Lease being entered into after Tenant has exercised and commenced payment of the Basic Rent under either of the Extension Periods, then a credit in the amount of the difference between (i) the Basic Rent paid during such Extension Period(s) and (ii) the amount of $2.42 per rentable square foot per month of the leased premises under the New Lease over the same period of such payment by Tenant, shall be granted against the Basic Rent due and payable under the New Lease. (Example: If Tenant exercises the extension of the Term for the Initial Extension Period and pays Basic Rent of $2.70/NNN/SF for one (1) month, and Landlord and Tenant then agree to enter into the New Lease, Landlord would credit back the one (1) month rent difference between $2.70/SF and 2.42/SF or ($.028/SF) multiplied by the r/s/f of the Premises of 685,584, or an amount of $191,963.52 for one month, against Basic Rent initially due and payable under the New Lease.]
Nothing contained in this Section III.B shall require either Landlord or Tenant to agree to the terms of, or to enter into negotiations whatsoever for entry into, the New Lease.
IV.    GENERAL.
A.Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
B.Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "Ill. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.
C.Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
D.Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
E.Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
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Exhibit 10.38

V.    EXECUTION.
Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.
LANDLORD:    TENANT:
THE IRVINE COMPANY LLC    BROADCOM CORPORATION
a Delaware limited liability company    a California corporation

By /s/ Steven M. Case                By /s/ Eric Brandt
Steven M. Case    Eric Brandt
Executive Vice President    Executive Vice President and
Office Properties    Chief Financial Office
By /s/ Michael T. Bennett                By /s/ Ryan Lorey
Michael T. Bennett    Ryan Lorey
Executive Vice President    Senior Director
Office Properties    Global Real Estate

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